UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2023

Marblegate Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40862	85-4249135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Theodore Fremd Avenue

Suite 206S

Rye, New York 10580

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (914) 415-4081

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one redeemable warrant	GATEU	The Nasdaq Stock Market LLC
Shares of Class A Common Stock, par value $0.0001 per share	GATE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at a price of $11.50	GATEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 21, 2023, Marblegate Acquisition Corp. (the “Company”) issued a promissory note (the “Note”) in the principal amount of up to $450,000 to Marblegate Special Opportunities Master Fund, L.P., a member of the Company’s sponsor (the “Payee”). The Note was issued in connection with advances the Payee has made, and may make in the future, to the Company for working capital expenses. The Note bears no interest and is due and payable upon the earlier to occur of (i) the date on which the Company consummates its initial business combination and (ii) the date that the winding up of the Company is effective. At the election of the Payee, all or a portion of the unpaid principal amount of the Note may be converted into shares of Class A common stock of the Company (the “Conversion Shares”), equal to: (x) the portion of the principal amount of the Note being converted, divided by (y) $10.00, rounded up to the nearest whole number of shares. The Conversion Shares will be identical to the shares of Class A common stock included in the units issued by the Company to its sponsor and the representative of the underwriters in a private placement in connection with the Company’s initial public offering. The Conversion Shares are entitled to the registration rights set forth in the Note.

The issuance of the Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description is qualified in its entirety by reference to the Note, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 19, 2023, the Company filed an amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Extension Amendment”). The Extension Amendment extends the date by which the Company must consummate its initial business combination from January 5, 2024 to October 5, 2024, or such earlier date as determined by the Company’s board of directors (the “Board”).

The foregoing description is qualified in its entirety by reference to the Extension Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 19, 2023, the Company held a special meeting of shareholders (the “Meeting”) to approve the Extension Amendment Proposal, the Director Election Proposal and the Adjournment Proposal, each as more fully described in its definitive proxy statement, filed with United States Securities and Exchange Commission (the “Commission”) on November 28, 2023.

The final voting results for the Extension Proposals were as follows:

Proposal No. 1: The Extension Amendment Proposal: To amend the Company’s amended and restated certificate of incorporation by allowing the Company to extend the date by which it has to consummate a business combination for an additional nine (9) months, from January 5, 2024 to October 5, 2024, or such earlier date as determined by the Company’s board of directors.

FOR	AGAINST	ABSTAIN
9,433,270	33,275	0

Proposal No. 2: The Director Election Proposal: To elect each of Harvey Golub and Alan J. Mintz as Class II directors of the Board until the annual meeting of the Company to be held in 2026 or until their successors are appointed and qualified.

a.	Harvey Golub

FOR	WITHHELD
9,433,270	33,275

b.	Alan J. Mintz

FOR	WITHHELD
9,433,270	33,275

Proposal No. 3: The Adjournment Proposal: The Company had solicited proxies in favor of an Adjournment Proposal that would have given the Company authority to adjourn the Meeting to solicit additional proxies. As sufficient shares were voted in favor of the Extension Amendment Proposal, this proposal was not voted upon at the Meeting.

Stockholders holding 128,459 shares of the Company’s Class A common stock (“Public Shares”) exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account. As a result, approximately $1.4 million (approximately $10.62 per share) will be removed from the Company’s trust account to pay such holders. Following redemptions, the Company will have 637,605 Public Shares outstanding.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

3.1	Third Amendment to Amended and Restated Certificate of Incorporation.

10.1	Promissory Note, dated December 21, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 22, 2023

Marblegate Acquisition Corp.

By:	/s/ Jeffrey Kravetz
Name: Jeffrey Kravetz
Title: Chief Financial Officer